UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

COLONIAL PROPERTIES TRUST
 (Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Colonial Properties Trust (“CLP”) and its operating partnership, Colonial Realty Limited Partnership (“CRLP”, and together with CLP, the “Company”), is updating its diluted earnings per share and Total Diluted Funds from Operations (“FFO”) per share guidance for 2009, previously set forth in the Company’s September 1, 2009 press release, to include the charges discussed in Item 8.01 below under the caption “Colonial Grand at Traditions”, as well as the expected effect of the offering of common shares, exclusive of any shares issued in connection with any exercise of the underwriters’ overallotment option, which is discussed in Item 8.01 below under the caption “Commencement of Common Share Offering”. The Company’s updated guidance for 2009 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 provided under Item 9.01 hereof, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as applicable.

Item 8.01. Other Events

Commencement of Common Share Offering

On September 29, 2009, CLP commenced an underwritten public offering of 9,000,000 common shares (plus up to 1,350,000 shares that may be issued in connection with any exercise of the underwriters’ overallotment option). BofA Merrill Lynch, Wells Fargo Securities and UBS Investment Bank are acting as joint book-running managers of the offering. A copy of the press release with respect to the public offering is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

At-the-Market Equity Issuance Program

In April 2009, CLP’s Board of Trustees authorized CLP to issue common shares with an aggregate public offering of up to $50 million under a continuous equity offering program. As of September 24, 2009, CLP had issued a total of 4,802,971 common shares at a weighted average issue price of $9.07 per share under this program, raising net proceeds of approximately $42.6 million, which excludes $1.0 million of one-time administrative costs. These proceeds were used to reduce outstanding borrowings under the Company’s unsecured revolving credit facility. Subject to the completion of the underwritten public offering described above, the Company has determined to terminate this program and the equity distribution agreement that it entered into with Wells Fargo Securities, LLC.

Colonial Grand at Traditions

Through CRLP, the Company owns a 35% joint venture interest in Colonial Grand at Traditions, a 324-unit apartment community located in Gulf Shores, Alabama. In September 2009, the Company determined that it was probable that the Company will have to fund the $3.5 million partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions. Accordingly, the Company expects to recognize a charge to earnings of $3.5 million in the third quarter of 2009 for this expected payment.  In addition, the Company has determined that its 35% joint venture interest is impaired and that this impairment is other than temporary.  The impairment charge was calculated as the difference between the estimated fair value of the Company’s joint venture interest and the current book value of the Company’s joint venture interest. As a result, the Company also expects to recognize a non-cash charge of $0.3 million in third quarter of 2009 for this other-than-temporary impairment.

Condominium Sales

In September 2009, the Company completed the sale of all of its remaining condominium units at Murano at Delray Beach and Portofino at Jensen Beach, 93 units and 118 units, respectively, in two separate bulk transactions for total sales proceeds of $15.8 million in cash (and net proceeds of $14.8 million). These assets were unencumbered and the net proceeds were used to reduce outstanding borrowings under the Company’s unsecured revolving credit facility.

Colonial Grand at Canyon Creek

In July 2009, the Company agreed to provide an additional contribution to the CMS/Colonial Canyon Creek joint venture in connection with the refinancing of an existing $27.4 million construction loan which was secured by Colonial Grand at Canyon Creek, a 336-unit multifamily apartment community located in Austin, Texas. On September 14, 2009, the CMS/Colonial Canyon Creek joint venture refinanced the existing construction loan with a new $15.6 million, 10-year secured loan collateralized by the property with an interest rate of 5.64%. In connection with the refinancing, the Company made a preferred equity contribution of $11.5 million, which was used by the joint venture to repay the balance of the then outstanding construction loan and closing costs. The preferred equity has a cumulative preferential return of 8.0%. As a result of the preferred equity contribution to the joint venture, the Company expects to consolidate the CMS/Colonial Canyon Creek joint venture in the Company’s financial statements beginning with the quarter ending September 30, 2009.

Other Changes in Unconsolidated Joint Venture Debt

During the third quarter of 2009, certain of the Company’s unconsolidated joint ventures have exercised options to extend an aggregate of approximately $48.5 million of outstanding mortgage debt from 2009 to 2010. In addition, in September 2009, one of the Company’s unconsolidated joint ventures disposed of its only property, a 280-unit multifamily apartment community, a portion of the proceeds of which were used to repay an outstanding collateralized $14.0 million mortgage loan on the property (of which, the Company’s pro rata share was $2.8 million). The Company intends to cooperate with its joint venture partners in connection with the efforts to refinance and/or replace other outstanding joint venture indebtedness (which may also include, for example, property dispositions), which cooperation may include additional capital contributions from time to time in connection therewith. There can be no assurance that the Company’s joint ventures will be successful in refinancing and/or replacing such existing debt at maturity or otherwise. The failure to refinance and/or restructure such debt and other factors with respect to the Company’s joint venture interests discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 may materially adversely impact the value of the Company’s joint venture interests, which, in turn, could have a material adverse effect on the Company’s financial condition and results of operations.

* * *

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this Current Report on Form 8-K.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

This Current Report on Form 8-K is being furnished (other than the information contained in Item 8.01, which is “filed”) on behalf of Colonial Properties Trust and Colonial Realty Limited Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to Colonial Properties Trust only, Colonial Realty Limited Partnership only or both Colonial Properties Trust and Colonial Realty Limited Partnership, as applicable.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Attached as exhibits to this form are the documents listed below:

Exhibit	Description
99.1	Updated Guidance for 2009
99.2	Press Release of the Company regarding the public offering of common shares, dated September 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: September 29, 2009	By: /s/ C. Reynolds Thompson, III
Name: C. Reynolds Thompson, III
Title: President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

Date: September 29, 2009	By: /s/ C. Reynolds Thompson, III
Name: C. Reynolds Thompson, III
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Updated Guidance for 2009
99.2	Press Release of the Company regarding the public offering of common shares, dated September 29, 2009.